Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-277998) and on Form S-8 (Nos. 333-281245, 333-277984, 333-275515, 333-275514, 333-273880, 333-271000, 333-268344, 333-259662, 333-254173, 333-241681, 333-237283, 333-230283, 333-230281, and 333-222060) of Spero Therapeutics, Inc. of our report dated March 26, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 26, 2026